As filed with the Securities and Exchange Commission on April 15, 2003
                                                      Registration No. 333-56198


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                          POST-EFFECTIVE AMENDMENT # 1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             PAINTBALL INCORPORATED
            FORMERLY KNOWN AS AMERICAN SPORTS DEVELOPMENT GROUP, INC.
                     AND NATIONAL PAINTBALL SUPPLY CO., INC.
             (Exact name of registrant as specified in its charter)

      South Carolina                       5990                   57-0824914
      --------------                       ----                   ----------
(State or other jurisdiction      Primary Standard Industrial  (I.R.S. Employer
of incorporation or organization) Classification Code Number Identification No.)

     155 Verdin Road, Greenville, South Carolina 29607, Tel: (864) 672-2734
     ----------------------------------------------------------------------
    (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

            William R. Fairbanks, President, Paintball Incorporated,
      155 Verdin Road, Greenville, South Carolina 29607 Tel: (864) 672-2734
      ---------------------------------------------------------------------
            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                              Eric K. Graben, Esq.
                     Wyche, Burgess, Freeman & Parham, P.A.
                               Post Office Box 728
                            Greenville, SC 29602-0728
                           (864) 242-8200 (telephone)
                           (864) 235-8900 (facsimile)

Approximate date of commencement of proposed sale to the public: No sales were ever made, and this post-effective amendment deregisters all shares subject to the registration statement.

If the securities being Registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box |_|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                                 DEREGISTRATION

     The Registrant Statement amended hereby (File No. 333-56198), as amended and declared effective by the Securities and Exchange Commission on November 11, 2001, registered 1,677,275 shares of the Registrant's common stock, par value $0.001 per share. The Registrant filed the Registration Statement in contemplation of a proposed "reverse-triangular merger" with American Inflatables, Inc. This merger was voluntarily abandoned by the parties to the proposed merger, and no shares of the Registrant were issued pursuant to the Registration Statement. The proposed merger was replaced with an alternative transaction in which American Inflatables, Inc. on May 17, 2002 issued an aggregate of 50,612,159 shares of its common stock, par value $0.001 per share, or 83% of its total outstanding shares on a fully diluted basis after the issuance, to the three shareholders of the Registrant for all the issued and outstanding shares of the Registrant making the Registrant a wholly owned subsidiary of American Inflatables, Inc. These transactions are described in the Current Report on Form 8-K of American Inflatables, Inc. dated May 17, 2002, filed with the Commission on June 3, 2002 and amended by a filing with the Commission on July 31, 2002, which is incorporated herein by reference.

     Therefore, in accordance with the Registrant's undertaking contained in Paragraph (3) of Item 22 of the Registration Statement, the Registrant, by means of this Post-Effective Amendment No. 1, hereby terminated the Registration Statement and deregisters all of the shares registered thereby consisting of 1,677,275 shares of the Registrant's common stock, par value $0.001 per share.

     After the Registration Statement was declared effective and before the consummation of the May 17, 2002 transaction with American Inflatables, Inc., the Registrant changed its name from "National Paintball Supply Company, Inc." to "American Sports Development Group, Inc." and later to "Paintball Incorporated." After the May 17, 2002 transaction, American Inflatables, Inc. changed its name to "American Sports Development Group, Inc." As of the date hereof, American Inflatables, Inc., now known as American Sports Development Group, Inc., is a publicly-traded company required to file reports with the Securities and Exchange Commission as required by Sections 12 and 13 of the Securities Exchange Act of 1934, as amended, with Commission File No. 000-26943.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Amendment # 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on April 15, 2003.

                                 PAINTBALL INCORPORATED

                             By: /s/ William R. Fairbanks
                                 --------------------------------------
                                 William R. Fairbanks, President


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and as of the dates indicated:

Signature                                   Title                                                    Date

/s/ William R. Fairbanks                    Chairman of the Board, President &                 April 15, 2003
William R. Fairbanks                        Chief Executive Officer


/s/ Douglas L. Brown                        Director                                           April 15, 2003
Douglas L. Brown


/s/ William B. Kearney                      Consultant performing services commonly            April 15, 2003
William B. Kearney                          performed by a Chief Financial Officer


